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                                                       Exhibit 23.1

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3/A Amendment No. 2 and related Prospectus of McCormick & Company, Incorporated for the registration of $375,000,000 of Medium-Term Notes. We consent to the incorporation by reference therein of our report dated January 19, 2000, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries, as amended, incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1999, as amended on Form 10-K/A Amendment No. 2 dated January 22, 2001 and our report dated January 22, 2001 with respect to the financial statement schedule included in the Annual Report on Form 10-K for the year ended November 30, 1999, as amended on Form 10-K/A Amendment No. 2 dated January 22, 2001.

                                       /s/ Ernst & Young LLP


January 22, 2001